NEWELL RUBBERMAID INC. AND SUBSIDIARIES	EXHIBIT 21
SIGNIFICANT SUBSIDIARIES

STATE OR JURISDICTION of ORGANIZATION
NAME
Aprica Children’s Products Inc.	Japan
Berol Corporation	Delaware
Calphalon Corporation	Ohio
Comercial Berol, S. de R.L. de C.V.	Mexico
DYMO BVBA	Belgium
DYMO Finance SPRL	Belgium
DYMO Holdings SPRL	Belgium
Expo Inc.	Delaware
Goody Products, Inc.	Delaware
Graco Children’s Products Inc.	Delaware
Irwin Industrial Tool Company	Delaware
Irwin Industrial Tool Company Pty. Ltd.	Australia
Irwin Industrial Tool Ferramentas do Brasil Ltda.	Brazil
Irwin Industrial Tools GmbH	Germany
Marsty Holdings Inc.	Delaware
Marsty L.L.C.	Delaware
Newell (1995)	United Kingdom
Newell Australia Pty. Limited	Australia
Newell (Cayman) Ltd.	Cayman Islands
Newell Finance Company	Delaware
Newell Holdings Limited	United Kingdom
Newell Industries Canada Inc.	Canada
Newell International Finance Co.	Scotland
Newell Investments France SAS	France
Newell Investments Inc.	Delaware
Newell Limited	United Kingdom
Newell Luxembourg Finance LLC	Luxembourg
Newell Luxembourg Finance S.à r.l.	Luxembourg
Newell Mauritius Holding Company	Mauritius
Newell Operating Company	Delaware
Newell Rubbermaid Brasil Ferramentas e Equipamentos Ltda.	Brazil
Newell Rubbermaid Caymans Holding Co.	Cayman Islands
Newell Rubbermaid Denmark A/S	Denmark
Newell SPRL	Belgium
Newell Tools Netherlands B.V,	Netherlands
Newell Window Furnishings de Mexico, S. de R.L. de C.V.	Mexico
Newell Window Furnishings, Inc.	Delaware
NR Canada Inc.	Canada
NR Capital Co.	Canada
NR Investment Co.	Canada
NRI Insurance Company	Vermont
Parker Pen Company	United Kingdom
Parker Pen Holdings	United Kingdom

Polyhedron Holdings Limited	United Kingdom
Reynolds	France
Rubbermaid C.V.	Barbados
Rubbermaid Europe Holding Inc.	Delaware
Rubbermaid Incorporated	Ohio
Rubbermaid Texas Limited	Texas
Rubfinco Inc.	Delaware
Sanford Brands Venezuela, L.L.C. (Venezuelan branch)	Venezuela
Sanford Colombia S.A.	Colombia
Sanford Ecriture SAS	France
Sanford GmbH	Germany
Sanford Italy S.r.l.	Italy
Sanford, L.P.	Illinois
Technical Concepts Bentfield BV	Netherlands
Technical Concepts International Limited	United Kingdom
Technical Concepts Luxembourg S.à r.l.	Luxembourg
Waterman SAS	France